EXECUTION COPY
Exhibit 10.1
July 11, 2006
Penton Media, Inc.
1300 East 9th Street
Cleveland, Ohio 44114

Attn:	Mr. David B. Nussbaum, Chief Executive Officer Mr. Preston Vice, Chief Financial Officer
Dear David and Preston:
          As you know, the Board of Directors (the “Board”) of Penton Media, Inc. (the “Company”) is exploring strategic alternatives for the Company, which may include exploration (the “Sale Process”) of a sale (a “Sale”) of the Company, and in connection with the potential Sale Process, a Special Committee of the Board (the “Special Committee”) has been formed to represent the interests of the holders (the “Common Stockholders”) of the common stock, par value $0.01 per share (the “Common Stock”) of the Company. This letter agreement is based on discussions among the holders (the “Series C Preferred Stockholders”) of the Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and the Special Committee.
          As you know, the Board has determined that it would not authorize the Company to move forward with any Sale Process without advance resolution of any issues as to the allocation between the Common Stockholders and the Series C Preferred Stockholders of the consideration in a Sale. Accordingly, in order to facilitate a Sale Process, we hereby agree as follows:
     1. Framework: To the extent that the Sale Process results in a Sale, and the cash proceeds from that Sale available to the Series C Preferred Stockholders and the Common Stockholders, in the aggregate, will equal or exceed $105,000,000, we hereby (i) waive any right we would have under Section 3B of the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company (the “Certificate of Designations”) to be allocated that portion of the total consideration to be received by the holders of the capital stock of the Company in a Sale that we would otherwise receive pursuant to Sections 3A and 3B of the Certificate of Designations to the extent necessary to permit the Common Stockholders to receive the amount set forth in Annex A (the “Common Stock Amount”); (ii) waive any right we would have to cause the Company to redeem our shares of Series C Preferred Stock pursuant to Section 4B of the Certificate of Designations in connection with a Sale; (iii) waive any right we would have to initiate a sale under Section 9.9 of the Amended and Restated Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated as of March 18, 2002, by and between the Company, ABRY Mezzanine Partners, L.P., ABACUS Master Fund, Ltd., Sandler Capital

Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P., as amended (the “Stock Purchase Agreement”) for so long as the Company is actively engaged in the Sale Process; and (iv) waive any right we would have to enforce any obligations of the Company pursuant to the second sentence of Section 3B of the Certificate of Designations to the extent any allocation of the consideration to be paid in a Sale conforms with Annex A.
     2. Approval Of A Sale: If the Company enters into an agreement for a Sale, and the cash proceeds from that Sale available to the Series C Preferred Stockholders and the Common Stockholders, in the aggregate, will equal or exceed $105,000,000, we hereby agree to (i) give such approvals and consents as are necessary to approve a Sale, including, without limitation, (a) any consents or approvals necessary in connection with any amendment (an “Amendment”) to the Certificate of Designations in order to permit the Common Stockholders to receive the Common Stock Amount in a Sale and (b) any approvals or consents required under the Certificate of Designations; the Stock Purchase Agreement; and the letter agreement regarding the Series B Preferred Stock and Series M Preferred Stock, among ABRY Mezzanine Partners, L.P., ABACUS Fund, Ltd., ABACUS Fund Partners, L.P., Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P.; and (ii) to vote our shares of Series C Preferred Stock in favor of a Sale or any Amendment. Nothing in this Section 2 shall require the undersigned to make any representations or covenants, or to be become a party to any agreement, in connection with a Sale; provided, however, that the undersigned will enter into a support or similar agreement with customary terms requiring the undersigned to take the actions expressly provided for herein if requested by a purchaser of the Company in connection with a Sale.
     3. Term: This letter agreement shall remain in full force and effect until the consummation of a Sale; provided, however, that this letter agreement may be terminated (i) at any time by mutual written consent of the Company and the Series C Preferred Stockholders; and (ii) by the Series C Preferred Stockholders or by the Company if an agreement for a Sale shall not have been signed on or before February 1, 2007.
     4. Stockholder Capacity. No affiliate of the undersigned Preferred Stockholders who is, or becomes during the term of this letter agreement, a director of the Company, makes (or shall be deemed to have made) any agreement or understanding in this letter agreement, including, without limitation, Section 2, in his or her capacity as a director of the Company.
     5. Governing Law: This letter agreement shall be governed by, construed in accordance with, and enforced under, the laws of the state of Delaware applicable to agreements or instruments entered into and performed entirely within such state.

     6. Consent to Jurisdiction: We, and you by your acceptance and agreement hereof, hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Delaware, or any federal court located within the State of Delaware, in any action or proceeding arising out of or relating to this letter agreement or for recognition or enforcement of any judgment relating thereto, and hereby irrevocably and unconditionally (i) agree not to commence any such action or proceeding except in such courts, (ii) agree that any claim in respect of any such action or proceeding may be heard and determined in such Delaware courts or in such federal court, (iii) waive, to the fullest extent we or you may legally and effectively do so, any objection that we or you may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware or federal court, and (iv) waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware or federal court. We and you hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. We and you hereby irrevocably consent to service of process in the manner provided for notices in Section 13.4 of the Stock Purchase Agreement. Nothing in this Agreement will affect your or our right to serve process in any other manner permitted by law.
     7. Execution: This letter agreement may be executed by facsimile signature and may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute but one agreement.

          Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement among you and us.

ABRY Mezzanine Partners, L.P.

By:
Its:

Sandler Capital Partners V, L.P.

By:
Its:

Sandler Capital Partners V FTE, L.P.

By:
Its:

Sandler Capital Partners V Germany, L.P.

By:
Its:

ABACUS Fund Partners, LP

By:
Its:

ABACUS Fund, Ltd.

By:
Its:

Accepted and agreed as of the date
first written above:
Penton Media, Inc.

By:
Its:

ANNEX A

PROCEEDS AVAILABLE TO THE SERIES C
STOCKHOLDERS AND THE COMMON
STOCKHOLDERS
(THE “PROCEEDS”)	COMMON STOCK AMOUNT

Up to $135,000,000.	The greater of (i) $14,000,000 and (ii) 12.75% of the Proceeds.

$135,000,000—$145,000,000.	$17,212,500 plus 15% of the incremental value of the Proceeds above $135,000,000.

$145,000,000—$185,000,000.	$18,712,500 plus 25% of the incremental value of the Proceeds above $145,000,000.

Above $185,000,000.	$28,712,500 plus 20% of the incremental value of the Proceeds above $185,000,000.
526635v.18.